Exhibit 99.1

Taboola Reports Q3 2026 Financial Results;
Full Page Monetization Live Across All NBCUniversal; Fox News Live 100%;
Dianomi Acquisition Expected to Close Before End of Year

NEW YORK, Nov. 4, 2026 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the third quarter ended September 30, 2026.

"In the third quarter, we delivered $189 million in ex-TAC and $56 million in Adjusted EBITDA," said Adam Singolda, CEO of Taboola. "As the open web continues to evolve, we're focused on three areas, bringing more premium publishers onto our platform, growing the revenue we generate with our existing publisher partners, and investing in complementary growth areas like Taboola News and social commerce. We believe our technology, data, scale and deep partner relationships position us well to help publishers and advertisers navigate change and capture the opportunities ahead."

Third Quarter 2026 Financial Results
(All comparisons are to the third quarter of 2025 unless otherwise noted.)
•
Revenues of $462.3 million, a decrease of (6.9)%.
•
Gross Profit of $152.3 million, an increase of 9.6%. Ex-TAC Gross Profit was $188.8 million, an increase of 6.8%.
•
Net Income was $18.4 million improved from Net Income of $5.2 million. Adjusted EBITDA was $56.0 million, up 16.1%. Adjusted EBITDA margins expanded to 29.7% from 27.3%.
•
Cash Flow provided by operating activities of $35.6 million, compared to $53.2 million. Free Cash Flow was $20.4 million, compared to $46.3 million.

Fourth Quarter and Full Year 2026 Guidance
For the Fourth Quarter and Full Year 2026, the Company currently expects (dollars in millions):

(dollars in millions)	Q4 2026 Guidance	FY 2026 Guidance
Unaudited
Revenues	$477 - $493	$1,882.5 - $1,898.5
Gross profit	$174 - $183	$595 - $604
ex-TAC Gross Profit*	$204.5 - 213.5	$754 - $763
Adjusted EBITDA*	$73.5 - $82.5	$212 - $221
Non-GAAP Net Income (Loss)*	$53-$62	$151 - $160

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information. To access the call by phone, please go to this link:

Webcast & Conference Call
Taboola’s senior management team will discuss the Company's earnings on a call that can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link: https://register-conf.media-server.com/register/BIe8628fc71c1a486e874808fb7745a2d0 to register at and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on November 4, 2027.

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Definitions
•
Ex-TAC Gross Profit: Gross profit adjusted to add back other cost of revenues and non-cash amortization of the Commercial agreement asset. We add back (i) the non-cash amortization of the Commercial agreement asset because it is unique primarily due to the issuance of equity rather than cash and (ii) Publisher’s prepayments write-off that are one time non cash, such that ex-TAC Gross Profit includes solely direct cash contribution components.
•
Adjusted EBITDA: Net income (loss) before finance income (expenses), net, income tax expenses, depreciation and amortization and non-cash amortization of the Commercial agreement asset, further adjusted to exclude share-based compensation including Connexity holdback compensation expenses and other noteworthy income and expense items such as M&A costs and restructuring costs which may vary from period-to-period.
•
Adjusted EBITDA margins: The ratio of Adjusted EBITDA to ex-TAC Gross Profit as Adjusted EBITDA divided by ex-TAC Gross Profit.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; the impact of policy or other changes by third parties, including Google on the Company’s business; whether the Company's efforts to optimize its supply quality will generate the expected future revenue growth; the potential or expected impact of tariffs on advertising spend, consumer and business sentiment, and the general economic environment; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching over 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contact:
Aadam Anwar
Aadam.a@taboola.com

Press Contact:
Dave Struzzi
Dave.s@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	September 30, 2026	December 31, 2025
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$128,677	$120,865
Restricted deposits	200	—
Trade receivables (net of allowance for credit losses of $15,196 and $13,889 as of September 30, 2026 and December 31, 2025, respectively) (1)	303,204	360,166
Prepaid expenses and other current assets	77,263	77,000
Total current assets	509,344	558,031
NON-CURRENT ASSETS
Long-term prepaid expenses	10,412	15,116
Commercial agreement asset	258,003	270,248
Restricted deposits	1,262	1,462
Deferred tax assets, net	21,727	20,624
Operating lease right of use assets	60,680	79,167
Property and equipment, net	118,945	95,335
Intangible assets, net	3,418	13,925
Goodwill	557,299	555,931
Total non-current assets	1,031,746	1,051,808
Total assets	$1,541,090	$1,609,839

(1) Includes related party trade receivables of $46,323 and $39,210, as of September 30, 2026 and December 31, 2025, respectively.

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	September 30,	December 31,
	2026	2025
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables (2)	$268,620	$330,684
Short-term operating lease liabilities	31,551	30,408
Accrued expenses and other current liabilities	167,395	159,874
Total current liabilities	467,566	520,966
LONG-TERM LIABILITIES
Revolving credit facility	78,500	102,300
Long-term operating lease liabilities	44,638	61,382
Warrants liability	—	501
Deferred tax liabilities, net	574	628
Other long-term liabilities	14,065	16,867
Total long-term liabilities	137,777	181,678
COMMITMENTS AND CONTINGENCIES (Note 10)
SHAREHOLDERS' EQUITY
Ordinary shares with no par value - Authorized: 700,000,000 as of September 30, 2026 and December 31, 2025; 366,564,921 and 341,610,237 shares issued, and 248,121,199 and 246,330,707 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Non-voting Ordinary shares with no par value - Authorized: 46,000,000 as of September 30, 2026 and December 31, 2025; 33,198,702 and 45,198,702 shares issued, and 18,039,644 and 30,039,644 shares outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Treasury Ordinary shares, at cost - 133,602,780 (118,443,722 Ordinary shares and 15,159,058 Non-voting Ordinary shares) and 110,438,588 (95,279,530 Ordinary shares and 15,159,058 Non-voting Ordinary shares) as of September 30, 2026 and December 31, 2025, respectively	(481,223)	(385,651)
Additional paid-in capital	1,447,527	1,404,248
Accumulated other comprehensive income (loss)	(369)	534
Accumulated deficit	(30,188)	(111,936)
Total shareholders' equity	935,747	907,195
Total liabilities and shareholders' equity	$1,541,090	$1,609,839

(2) Includes related party trade payables of $67,656 and $70,950, as of September 30, 2026 and December 31, 2025, respectively.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
U.S. dollars in thousands, except share and per share data

	Three months ended September 30		Nine months ended September 30,
	2026	2025	2026	2025
	Unaudited
Revenues (1)	$462,263	$496,764	$1,405,484	$1,389,731
Cost of revenues:
Traffic acquisition cost (2)	277,633	324,079	880,717	901,299
Other cost of revenues	32,289	33,666	103,370	94,495
Total cost of revenues	309,922	357,745	984,087	995,794

Gross profit	152,341	139,019	421,397	393,937

Operating expenses:
Research and development, net	36,688	37,867	114,703	111,305
Sales and marketing	64,657	70,090	204,378	207,228
General and administrative	24,086	24,557	75,763	75,117
Other income, net (3)	—	—	(77,000)	—
Total operating expenses	125,431	132,514	317,844	393,650

Operating income	26,910	6,505	103,553	287
Finance income (expenses), net (4)	(2,736)	500	(2,948)	(6,491)

Income (loss) before income taxes	24,174	7,005	100,605	(6,204)
Income tax expenses	(5,809)	(1,761)	(18,857)	(1,647)
Net income (loss)	$18,365	$5,244	$81,748	$(7,851)

Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.07	$0.02	$0.29	$(0.02)
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$0.06	$0.02	$0.28	$(0.02)
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	274,600,849	300,723,658	278,302,147	318,600,917
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	285,802,613	305,679,079	290,216,810	318,600,917

(1) Includes revenues from related party of $68,205 and $52,106, for the three months ended September 30, 2026 and 2025, respectively, and $217,152 and $146,886 for the nine months ended September 30, 2026 and 2025, respectively.

(2) Includes traffic acquisition cost to related party of $94,739 and $93,088 for the three months ended September 30, 2026 and 2025, respectively, and $295,800 and $252,644 for the nine months ended September 30, 2026 and 2025, respectively.

(3) See Note 10 Commitments and Contingencies.

(4) Includes loss on extinguishment of debt of $6,597 for the nine months ended September 30, 2025.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
U.S. dollars in thousands

CONSOLIDATED INTERIM STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	Unaudited
Net income (loss)	$18,365	$5,244	$81,748	$(7,851)
Other comprehensive income (loss):
Unrealized gains (losses) on derivative instruments, net of tax	(1,880)	(1,275)	(903)	1,075
Other comprehensive income (loss)	(1,880)	(1,275)	(903)	1,075
Comprehensive income (loss)	$16,485	$3,969	$80,845	$(6,776)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	Unaudited
Cost of revenues	$681	$905	$2,130	$2,728
Research and development	4,101	6,415	13,461	19,543
Sales and marketing	4,422	4,270	13,163	13,093
General and administrative	4,492	4,124	13,264	12,439
Total share-based compensation expenses	$13,696	$15,714	$42,018	$47,803

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	Unaudited
Cost of revenues	$7,262	$9,073	$26,208	$26,516
Research and development	1,419	540	2,634	1,595
Sales and marketing	583	10,354	6,916	32,807
General and administrative	250	364	596	859
Total depreciation and amortization expense	$9,514	$20,331	$36,354	$61,777

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	Unaudited
Cash flows from operating activities
Net income (loss)	$18,365	$5,244	$81,748	$(7,851)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation, amortization and write-offs	9,698	20,441	36,538	64,828
Share-based compensation expenses	13,696	15,714	42,018	47,803
Net gain from financing expenses	277	(221)	(163)	(4,896)
Revaluation of the warrant liability	—	(1,648)	(501)	(2,471)
Amortization of loan and credit facility issuance costs	167	277	518	874
Loss on extinguishment of debt	—	—	—	6,597
Commercial agreement asset amortization	4,126	4,126	12,245	12,245
Loss from disposal of property and equipment	(42)	—	139	—
Change in operating assets and liabilities:
Decrease in trade receivables, net (1)	15,008	(13,122)	58,434	61,210
Decrease in prepaid expenses and other current assets and long-term prepaid expenses	(12,798)	(1,861)	3,233	856
Decrease in trade payables (2)	(13,824)	12,126	(60,325)	(7,595)
Increase (decrease) in accrued expenses and other current liabilities and other long-term liabilities	4,916	12,672	4,619	(21,110)
Increase in deferred taxes, net	(1,292)	(671)	(1,157)	(5,480)
Change in operating lease right of use assets	6,228	6,691	21,030	19,345
Change in operating lease liabilities	(8,954)	(6,565)	(22,897)	(15,644)
Net cash provided by operating activities	35,571	53,203	175,479	148,711

Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(15,177)	(6,914)	(47,488)	(32,191)
Net cash paid for acquisitions	(470)	—	(470)	—
Proceeds from maturities of short-term investments	—	200	—	3,980
Net cash used in investing activities	(15,647)	(6,714)	(47,958)	(28,211)

Cash flows from financing activities
Issuance costs	—	—	—	(938)
Exercise of options	1,008	2,090	10,146	5,296
Payments of tax withholding for share-based compensation	(3,532)	(1,156)	(10,434)	(3,133)
Repurchase of Ordinary shares and Non-voting Ordinary shares	(30,397)	(34,591)	(94,630)	(184,599)
Payments on account of repurchase of Ordinary shares	2,398	1,181	(1,154)	(1,879)
Repayment of long term loan	—	—	—	(122,736)
Proceeds from revolving credit line, net of issuance costs	—	—	—	123,985
Additional proceeds from revolving credit line	180,000	152,700	422,100	228,700
Repayment of revolving credit line	(173,500)	(166,700)	(445,900)	(281,200)
Net cash used in financing activities	(24,023)	(46,476)	(119,872)	(236,504)

Exchange rate differences on balances of cash and cash equivalents	(276)	221	163	4,896
Increase (decrease) in cash and cash equivalents	(4,375)	234	7,812	(111,108)
Cash and cash equivalents - at the beginning of the period	$133,052	$115,241	$120,865	$226,583
Cash and cash equivalents - at end of the period	$128,677	$115,475	$128,677	$115,475

(1) Includes a decrease (increase) in related party trade receivables of $(17,663) and $(3,389), for the three months ended September 30, 2026 and 2025, respectively, and a decrease (increase) of $(7,113) and $38,736 for the nine months ended September 30, 2026 and 2025, respectively.

(2) Includes an increase (decrease) in related party trade payables of $(5,067) and $6,774, for the three months ended September 30, 2026 and 2025, respectively,and a (decrease) increase in related party trade payables of $(3,294) and $(866), for the nine months ended September 30, 2026 and 2025, respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the period:
Income taxes	$9,065	$9,202	$18,657	$23,409
Interest	$1,136	$907	$3,960	$4,862

Non cash activities
Purchase of property, plant and equipment	$1,033	$(1,220)	$3,724	$678
Lease incentive	$4,807	$—	$4,807	$—
Share-based compensation capitalized as part of capitalization of software development costs	$528	$403	$1,548	$1,130
Exercise of options and vested RSUs	$(34)	$—	$1	$—
Funds held by trustee for Ordinary share repurchases	$—	$—	$942	$—
Creation and modification of operating lease right-of-use assets and operating lease liability	$(5,012)	$13,751	$2,543	$45,838

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE
MONTHS ENDED SEPTEMBER 30, 2026 AND 2025 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Revenues	$462,263	$496,764	$1,405,484	$1,389,731
Traffic acquisition cost	277,633	324,079	880,717	901,299
Other cost of revenues	32,289	33,666	103,370	94,495
Gross profit	$152,341	$139,019	$421,397	$393,937
Add back: Other cost of revenues (1)	36,415	37,792	127,784	106,740
ex-TAC Gross Profit	$188,756	$176,811	$549,181	$500,677

(1)
The three and nine months ended September 30, 2026, included $4,126 and $12,245 amortization expense of the non-cash based Commercial agreement asset respectively The nine months ended September 30, 2026 included $12,169 write-off of Publisher’s prepayments. See Note 1(b) and 2 respectively of Notes to the Unaudited Interim Consolidated Financial Statements.
The three and nine months ended September 30, 2025, included $4,126 and $12,245 amortization expense of the non-cash based Commercial agreement asset respectively.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net income (loss)	$18,365	$5,244	$81,748	$(7,851)
Adjusted to exclude the following:
Finance expenses (income), net	2,736	(500)	2,948	6,491
Income tax expenses	5,809	1,761	18,857	1,647
Depreciation and amortization (1)	13,824	24,456	60,952	76,822
Share-based compensation expenses	13,696	15,714	42,018	47,803
Reduction in workforce expenses (2)	$—	$—	$5,970	$—
Other costs (3)	1,579	1,548	(74,305)	4,424
Adjusted EBITDA	$56,009	$48,223	$138,188	$129,336

(1)
The three and nine months ended September 30, 2026, included $4,126 and $12,245 amortization expense of the non-cash based Commercial agreement asset respectively and a write-off of internal use software in the amount of $184. The nine months ended September 30, 2026 included $12,169 write-off of Publisher’s prepayments. See Note 1(b) and 2 respectively of Notes to the Unaudited Interim Consolidated Financial Statements.
(2)
Costs associated with the Company’s reduction of its workforce implemented in April 2026.
(3)
The three months ended September 30, 2026, included expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,120 and acquisition-related legal fees of $459.
The nine months ended September 30, 2026 included expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $2,236 and acquisition-related legal fees of $459. In addition, The nine months ended September 30, 2026 included a pre-tax income of approximately $77,000, net of legal fees and other related expenses related to a binding settlement agreement regarding a legal matter in which the Company acted as the plaintiff.
The three and nine months ended September 30, 2025, includes professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,548 and $4,424, respectively.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net income (loss)	$18,365	$5,244	$81,748	$(7,851)
Amortization of intangible assets (1)	6,478	16,988	38,113	52,599
Share-based compensation expenses	13,696	15,714	42,018	47,803
Other costs (2)	1,579	1,548	(74,305)	4,424
Reduction in workforce expenses (3)	—	—	5,970	—
Revaluation of the warrants liability	—	(1,648)	(501)	(2,471)
Foreign currency exchange rate gains (losses) (4)	1,469	(667)	242	(1,926)
Income tax effects	(1,693)	(2,916)	5,084	(9,704)
Loss on extinguishment of debt (5)	—	—	—	6,597
Non-GAAP Net Income	$39,894	$34,263	$98,369	$89,471

(1)
The three and nine months ended September 30, 2026, included $4,126 and $12,245 amortization expense of the non-cash based Commercial agreement asset respectively. The nine months ended September 30, 2026 included $12,169 write-off of Publisher’s prepayments. See Note 1(b) and 2 respectively of Notes to the Unaudited Interim Consolidated Financial Statements.
(2)
The three months ended September 30, 2026, included expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,120 and acquisition-related legal fees of $459.
The nine months ended September 30, 2026 included expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $2,236 and acquisition-related legal fees of $459. In addition, The nine months ended September 30, 2026 included a pre-tax income of approximately $77,000, net of legal fees and other related expenses related to a binding settlement agreement regarding a legal matter in which the Company acted as the plaintiff.
The three and nine months ended September 30, 2025, included professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations in the amount of $1,548 and $4,424, respectively.
(3)
Costs associated with the Company’s reduction of its workforce implemented in April 2026.
(4)
Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.
(5)
See Note 7 of Notes to the Unaudited Consolidated Interim Financial Statements.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
	(dollars in thousands)
Net cash provided by operating activities	$35,571	$53,203	$175,479	$148,711
Purchases of property and equipment, including capitalized internal-use software	(15,177)	(6,914)	(47,488)	(32,191)
Free Cash Flow	$20,394	$46,289	$127,991	$116,520

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2026 AND FULL YEAR 2026 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q4 2026 Guidance	FY 2026 Guidance
Unaudited
(dollars in millions)
Revenues	$477 - $493	1,882.5 - 1,898.5
Traffic acquisition cost	($277) - ($284)	($1,157) - ($1,164)
Other cost of revenues	($26) - ($26)	(130.5) - (130.5)
Gross profit	$174 - $183	$595 - $604
Add back: Other cost of revenues (1)	($30.5) - ($30.5)	($159) - ($159)
ex-TAC Gross Profit	204.5 - 213.5	$754 - $763

1.
The fourth quarter and full year 2026 include $4,127 and $28,541 amortization expense of the non-cash based Commercial agreement asset respectively. See Note 1(b) and 2 respectively of Notes to the Unaudited Consolidated Financial Statements.